                                                                     Exhibit 4.5


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                              AMENDED AND RESTATED
                             STOCKHOLDERS AGREEMENT


                          Dated as of October 19, 1999




                                      Among




                          DAY INTERNATIONAL GROUP, INC.


                         AND CERTAIN OF ITS STOCKHOLDERS



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

                                TABLE OF CONTENTS
                                -----------------

                                                                                                      Page
                                                                                                      ----

Section 1.        Stockholders Agreement Amended and Restated............................................2

Section 2.        Definitions............................................................................2

Section 3.        Voting Arrangements....................................................................7
         (a)      Election of Directors..................................................................7
         (b)      Removal of Directors...................................................................7
         (c)      Vacancies..............................................................................7
         (d)      Rights Unimpaired......................................................................7
         (e)      Board Observer.........................................................................8

Section 4.        Repurchase Option......................................................................8
         (a)      Termination of Employment..............................................................8
         (b)      Repurchase Procedure for Employee Stock................................................8

Section 5.        Restrictions on Transfer of Employee Stock.............................................9
         (a)      Restrictions on Transfer...............................................................9
         (b)      Certain Permitted Transfers............................................................9

Section 6.        Restrictions on Transfer of SG Stock..................................................10
         (a)      Restrictions on Transfer..............................................................10
         (b)      Certain Permitted Transfers...........................................................10
         (c)      Right of First Refusal................................................................10
         (d)      Sponsor Liquidity Event...............................................................11

Section 6A.       Restrictions on Transfer of Preference Stock and Future Warrants......................11

Section 7.        Additional Restrictions on Transfer...................................................11
         (a)      Stock Legend..........................................................................11
         (b)      Additional Legends....................................................................12
         (c)      Preference Stock Legend...............................................................12
         (d)      Opinion of Counsel....................................................................12

Section 8.        Sale of the Company...................................................................12

Section 9.        Participation Rights..................................................................13

Section 10.       Registration Rights...................................................................14

         (a)      Demand Registration...................................................................14
         (b)      Company Registration..................................................................15
         (c)      Management Participation..............................................................15
         (d)      Costs of Registration.................................................................16
         (e)      Holdback Agreement....................................................................16
         (f)      Registration Procedures...............................................................16
         (g)      Other Limitations.....................................................................16

Section 11.       Sponsor Liquidity Event...............................................................17

Section 12.       Assignment of Rights; Representations on Sale.........................................17

Section 13.       Equity Issuances......................................................................18

Section 14.       Transfers in Violation of Agreement...................................................18

Section 15.       New Employee Stockholders.............................................................18

Section 16.       Amendment and Waiver..................................................................18

Section 17.       Severability..........................................................................18

Section 18.       Entire Agreement......................................................................19

Section 19.       Successors and Assigns................................................................19

Section 20.       Counterparts..........................................................................19

Section 21.       Remedies..............................................................................19

Section 22.       Notices...............................................................................19

Section 23.       Governing Law.........................................................................21

Section 24.       Descriptive Headings..................................................................21

Section 25.       Termination; Survival.................................................................22

                   AMENDED AND RESTATED STOCKHOLDERS AGREEMENT
                   -------------------------------------------


                  This AMENDED AND RESTATED STOCKHOLDERS AGREEMENT (this "AGREEMENT") is dated as of October 19, 1999 among DAY INTERNATIONAL GROUP, INC., a Delaware corporation (the "COMPANY"), GREENWICH IV LLC, a Delaware limited liability company ("GREENWICH"), Societe Generale Capital Corporation ("SG"), the holders of the Company's Preference Stock set forth on Schedule A hereto and each other individual who hereafter executes a counterpart of this Agreement (or otherwise agrees to be bound by the provisions hereof) and who is designated as a Preference Holder (the "PREFERENCE HOLDERS"), and the Employee Stockholders set forth on Schedule B hereto and each other individual who hereafter executes a counterpart of this Agreement (or otherwise agrees to be bound by the provisions hereof) and who is designated as an Employee Stockholder (the "EMPLOYEE STOCKHOLDERS" and, together with Greenwich, SG and the Preference Holders, the "STOCKHOLDERS").

                              W I T N E S S E T H :
                              - - - - - - - - - -

                  WHEREAS, Greenwich, GSD Acquisition Corp., a Delaware corporation and the Company's former parent, SG and the Employee Stockholders are parties to that certain Stockholders Agreement, dated as of January 16, 1998 (the "STOCKHOLDERS AGREEMENT");

                  WHEREAS, the Company has two classes of Common Stock, Class A Common Stock, par value $.01 per share (the "VOTING COMMON STOCK") and Class B Common Stock, par value $.01 per share (the "NON-VOTING COMMON STOCK," together with the Voting Common Stock, the "COMMON STOCK");

                  WHEREAS, the Company plans to issue a series of 18% Convertible Cumulative Preference Stock due 2010 (the "PREFERENCE STOCK") pursuant to a Certificate of Designation which has been filed with the Secretary of State of the State of Delaware (the "CERTIFICATE OF DESIGNATION");

                  WHEREAS, on October 19, 1999, the parties listed on Schedule A hereto have entered into a Preference Stock Purchase Agreement with the Company (the "Stock Purchase Agreement") agreeing to purchase the Preference Stock, subject to the fulfilment of certain conditions (among them, that the Company and the other Stockholders enter into this Agreement);

                  WHEREAS, the parties hereto wish to amend and restate the Stockholders Agreement to account for the issuance of the Preference Stock;

                  WHEREAS, the parties hereto believe it to be in their best interests that they enter into this Agreement providing for certain rights and restrictions with respect to the shares of Common Stock, options to acquire shares of Common Stock, and Preference Stock owned from time to time by them or their transferees.

                  NOW, THEREFORE, in consideration of the mutual covenants and obligations set forth in this Agreement, the parties hereto agree as follows:

                  SECTION 1. STOCKHOLDERS AGREEMENT AMENDED AND RESTATED. The Stockholders Agreement is hereby amended and restated in its entirety.

                  SECTION 2. DEFINITIONS. For purposes of this Agreement, the following terms have the indicated meanings:

                  "AFFILIATE" of a Person means any other Person controlling, controlled by or under common control with such Person, whether by ownership of voting securities, by contract, ability to make investment decisions or otherwise.

                  "APPROVED SALE" is defined in Section 8.

                  "BASE REDEMPTION AMOUNT" is defined in the Certificate of Designation.

                  "BOARD" means the Company's Board of Directors.

                  "CAUSE" means (a) with respect to any Employee Stockholder with an employment agreement that explicitly defines "Cause," the definition set forth in such employment agreement and (b) with respect to any other Employee Stockholder, (i) such Employee Stockholder's willful and repeated failure to perform substantially his duties as an employee of the Company or any Subsidiary, including, without limitation, such Employee Stockholder's willful and repeated failure to comply with reasonable and lawful directives of the Board (as set at any meeting of the Board in accordance with the Company's bylaws) or such Employee Stockholder's supervisory personnel (provided such directives are consistent with his or her position), (ii) any conviction of, or the entering of a plea of guilty or NOLO CONTENDERE to, a crime that constitutes a felony, or any willful or material violation by such Employee Stockholder of any federal, state or foreign securities laws, (iii) any conviction of any other criminal act or act of material dishonesty, disloyalty or misconduct by such Employee Stockholder (other than minor traffic offenses and similar acts) that is materially injurious to the property, operations, business or reputation of the Company or any of its Subsidiaries, (iv) the failure to comply with the terms of any equity plan, arrangement or agreement of the Company or any Affiliate, in which such Employee Stockholder is a participant or to which such Employee Stockholder is a party or (v) the willful and material breach by such Employee Stockholder of any written covenant or agreement with the Company, any Subsidiary or any Affiliate not to disclose any information pertaining to the Company, any Subsidiaries or any Affiliates or not to compete or interfere with the Company, any of its Subsidiaries or Affiliates.

                  "CERTIFICATE OF DESIGNATION" is defined in the third "Whereas" clause.

                  "COMMON STOCK" is defined in the second "Whereas" clause.

                  "COMPANY" is defined in the preface.

                  "COMPANY REGISTRATION" is defined in Section 10(b).

                  "CONVERSION SHARES" means any shares of Common Stock issued in a conversion of Preference Stock.

                  "DEMAND REGISTRATION" is defined in Section 10(a).

                  "EMPLOYEE STOCK" means Stockholder Shares held by the Employee Stockholders and their respective Permitted Transferees.

                  "EMPLOYEE STOCKHOLDER" is defined in the preface.

                  "FAIR MARKET VALUE", as of any date of determination (the "Determination Date"), means (A) with respect to Common Stock owned by any Employee Stockholder (a) with respect to publicly traded Common Stock, the market trading price of such Common Stock as of the Determination Date, (b) with respect to non-publicly traded Common Stock, the fair market value of such Common Stock (expressed on a per-share basis) as of the Determination Date, as determined in good faith by the Board based on the consolidated results of operations, financial condition and future prospects of the Company and such other factors as the Board may deem appropriate and (c) with respect to Options, the difference of (i) the product of the amount described in clause (a) or (b) above (as appropriate) multiplied by the number of shares of Common Stock issuable upon exercise of the Option, MINUS (ii) the aggregate exercise price of the Option, (B) with respect to Common Stock owned by any Stockholder other than an Employee Stockholder (a) with respect to publicly traded Common Stock, (i) if the Determination Date is the date on which any class of Common

Stock is first sold to the public pursuant to a Qualified Public Offering, then the initial Qualified Public Offering price (before deducting commissions, discounts or expenses) at which such Common Stock is sold in such Qualified Public Offering; (ii) if the Determination Date is a date after the date on which any shares of any class of Common Stock are first sold to the public pursuant to a Qualified Public Offering, then the price per share of such Common Stock equal to the average last sales price of such Common Stock on each of the ten trading days prior to the Determination Date on the principal exchange on which the Common Stock may at the time be listed or, if there shall have been no sales on such exchange on any such trading day, the average of the closing bid and asked prices on such exchange at the end of such trading day or if there is no such bid and asked price on such trading day on the next preceding date when such bid and asked price occurred or, if the Common Stock shall not be so listed, the average of the closing sales prices as reported by NASDAQ at the end of each of the ten trading days prior to the Determination Date in the over-the-counter market; and (iii) if the Determination Date is prior to the date on which any class of Common Stock is first sold to the public pursuant to a Qualified Public Offering, as determined in good faith by the Company's Board of Directors based on the consolidated result of operations, financial condition and future prospects of the Company and such other factors as the Board may deem appropriate, PROVIDED, HOWEVER, that in the event an affected holder of such Common Stock or an affected Preference Holder (each, a "Holder") disputes such determination of fair market value, such determination shall be made by a nationally recognized independent investment bank selected by the Company and reasonably acceptable to such Holder, and (b) with respect to Options, the difference of (i) the product of the amount described in clause (a) above multiplied by the number of shares of Common Stock issuable upon exercise of the Option, MINUS (ii) the aggregate exercise price of the Option.

                  "FAMILY GROUP" is defined in Section 5(b).

                  "FUTURE WARRANTS" is defined in the Certificate of Designation.

                  "GREENWICH" is defined in the preface.

                  "GREENWICH STOCK" means Stockholder Shares held by Greenwich, its Affiliates and their respective transferees.

                  "INDEPENDENT THIRD PARTY" means any person who does not own in excess of 10% of the Common Stock on a fully-diluted basis, who is not controlling, controlled by or under common control with any such 10% owner of Common Stock and who is not the spouse, ancestor or descendant (by birth or adoption) of any such 10% owner of Common Stock.

                  "NON-VOTING COMMON STOCK" is defined in the second "Whereas" clause.

                  "OPTIONS" means options to purchase shares of Common Stock.

                  "ORIGINAL COST" means for any Employee Stockholder and with respect to any share of Employee Stock, such Employee Stock's original purchase price for such share of Employee Stock acquired from the Company and held by such Employee Stockholder, as reflected in the records of the Company, provided that (a) for any shares of Employee Stock which were Retained Shares, the "original cost" of each such share will be $4,030.03, (b) for any shares of Employee Stock which were acquired by the exercise of Retained Options, the "original cost" of each such share will be the excess of $4,030.03 MINUS the exercise price for such Retained Option and (c) for any Options which were Retained Options, the "original cost" of each such Option will be the excess of $4,030.03 MINUS the exercise price for such Option.

                  "OTHER STOCKHOLDERS" is defined in Section 8.

                  "PARTICIPATING STOCKHOLDERS" is defined in Section 9.

                  "PERMITTED TRANSFEREE" is defined in Section 5(b).

                  "PERSON" means any individual, corporation, partnership, firm, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization, governmental or regulatory body or other legal entity.

                  "PREFERENCE HOLDER" is defined in the preface, and shall include any holder of Warrant Shares or Conversion Shares.

                  "PREFERENCE STOCK" is defined in the third "Whereas" clause.

                  "QUALIFIED PUBLIC OFFERING" means the sale, in an underwritten public offering registered under the Securities Act, of shares of Common Stock having an aggregate offering value (before underwriters' discounts and selling commissions) of at least $50 million.

                  "REDEMPTION PRICE" is defined in the Certificate of Designation.

                  "REDEMPTION VALUE" is defined in the Certificate of Designation.

                  "REPURCHASE NOTICE" is defined in Section 4(b).

                  "REQUESTING STOCKHOLDER" is defined in Section 10.

                  "RESTRUCTURING" is defined in Section 1(a).

                  "SALE NOTICE" is defined in Section 9.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended.

                  "SG" is defined in the preface.

                  "SG STOCK" means Stockholder Shares held by SG and its transferees.

                  "SPONSOR LIQUIDITY EVENT" is defined in Section 11.

                  "STOCK PURCHASE AGREEMENT" is defined in the fourth "Whereas" clause.

                  "STOCKHOLDER" is defined in the preface.

                  "STOCKHOLDER SHARES" means (i) all shares of Common Stock acquired by the Stockholders, including all shares of Common Stock acquired pursuant to the exercise of Options, Warrant Shares and Conversion Shares and
(ii) all shares of Common Stock or other securities issued or issuable directly or indirectly with respect to the securities referred to in clause (i) by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. Stockholder Shares shall cease to be such when they have been sold (x) pursuant to a registered public offering under the Securities Act or (y) to the public pursuant to Rule 144 under the Securities Act, or any successor provision.

                  "SUBSIDIARY" means, with respect to any Person, any other Person of which at least a majority of the outstanding shares or other equity interests having ordinary voting power for the election of directors or comparable managers of such Person are owned, directly or indirectly, by the first Person or one or more Subsidiaries of such first Person.

                  "TRANSFER NOTICE" is defined in Section 6(c).

                  "TRANSFER OFFER" is defined in Section 6(c).

                  "TRANSFER SECURITIES" is defined in Section 6(c).

                  "VESTED OPTIONS" means Options that are exercisable by the holder thereof on the date of determination.

                  "VOTING COMMON STOCK" is defined in the second "Whereas" clause.

                  "WARRANT SHARES" means any shares of Common Stock issued upon the exercise of Future Warrants.

                  SECTION 3. VOTING ARRANGEMENTS.

                  (a) ELECTION OF DIRECTORS. Each holder of Stockholder Shares and each Preference Holder holding shares of Preference Stock hereby agrees that such Person will vote, or cause to be voted, all voting securities of the Company over which such Person has the power to vote or direct the voting, and will take all other necessary or desirable action within such Person's control, and the Company will take all necessary and desirable actions within its control to cause the authorized number of directors for the Board to be such number as designated by Greenwich, which initially shall be six, and to elect or cause to be elected to the Board and cause to be continued in such office, (i) four individuals as designated by Greenwich from time to time and (ii) for so long as SG holds 5% of the outstanding Common Stock, one individual designated by SG from time to time.

                  (b) REMOVAL OF DIRECTORS. If at any time Greenwich or SG shall notify any or all of the Preference Holders and the other holders of Stockholder Shares of its desire to remove, with or without cause, any individual from a directorship for which such Person has designation rights pursuant to Section 3(a) above, all such Persons so notified will vote, or cause to be voted, all voting securities of the Company over which they have the power to vote or direct the voting, and shall take all such other actions promptly as shall be necessary or desirable to cause the removal of such director.

                  (c) VACANCIES. If at any time any Greenwich or SG director ceases to serve on the Board (whether due to resignation, removal or otherwise), then Greenwich or SG, as the case may be, shall be entitled to designate a successor director to fill the vacancy created thereby on the terms and subject to the conditions of Section 3(a) above. Each holder of Stockholder Shares and each Preference Holder holding shares of Preference Stock agrees that he, she or it will vote, or cause to be voted, all voting securities of the Company over which such Person has the power to vote or direct the voting, and shall take all such other actions as shall be necessary or desirable, to cause the designated successor to be elected to fill such vacancy.

                  (d) RIGHTS UNIMPAIRED. Nothing in this Agreement shall be construed to impair any rights that the stockholders of the Company may have to remove any director for cause. No removal for cause of an individual designated pursuant to this Section 3 shall affect the right of Greenwich or SG, as the case may be, to designate a different individual pursuant to Section 3 to fill the directorship from which such individual was removed.

                  (e) BOARD OBSERVER. SG shall have the right, at any time upon notice to the Company and to Greenwich, to have its right to designate a director become a right to designate a non-voting observer. Such observer shall have the right to receive notice of and attend and participate in discussions at each regular and special meeting of the Board and will be entitled to receive at the same time they are provided to the Board copies of any information concerning the Company that is provided to each of the directors of the Company with respect to such meetings, provided that such observer acknowledges and agrees that such observer will be bound by the same duties and obligations of loyalty and confidentiality with respect to such information that the directors of the Company must satisfy. Observers will have no voting rights or any other rights not expressly set forth above.

                  SECTION 4. REPURCHASE OPTION.

                  (a) TERMINATION OF EMPLOYMENT. Upon the termination of an Employee Stockholder's employment by the Company or its Subsidiaries:

                           (i) if such termination is for any reason other than for Cause (A) the Company may elect to repurchase all or any portion of the Employee Stock or Vested Options held by such Employee Stockholder and his or her Permitted Transferees at a price per share equal to Fair Market Value as of the date of termination of the shares of Employee Stock to be purchased (and, in the case of Vested Options, at the excess of the aggregate Fair Market Value of all of the shares of Common Stock which are subject to the Vested Options to be purchased over the aggregate exercise price therefor) and (B) all Options held by such Employee Stockholder other than Vested Options shall be automatically canceled; and

                           (ii) if such termination is for Cause, the Company may elect to repurchase all or any portion of the Employee Stock held by such Employee Stockholder and his or her Permitted Transferees at a price per share equal to the lesser of Fair Market Value (as of the date of termination) and Original Cost, and all Options (including Vested Options other than Retained Options) held by such Employee Stockholder shall be canceled automatically.

                  (b) REPURCHASE PROCEDURE FOR EMPLOYEE STOCK. The Company shall exercise any election to purchase Employee Stock or Options pursuant to Section 4(a) by delivery to the Employee Stockholder, within 90 days after the termination of such Employee Stockholder's employment, a written notice (the "REPURCHASE NOTICE") specifying the number of shares of Employee Stock and Options to be repurchased. The closing of any repurchase of Employee Stock or Options shall take place not later than 190 days following the date on which the Repurchase Notice is delivered to the Employee Stockholder. The shares of Employee Stock or Options to be repurchased by the Company shall be satisfied
(i) first, from the shares of Employee Stock or Options held by the Employee Stockholder at the time of delivery of the Repurchase Notice and (ii) second, if the number of such shares is less than the number of shares elected to be repurchased by the Company, from the shares of Employee Stock or Options held by the Permitted Transferees of such Employee Stockholder in such proportions as shall be determined by the Company. The Company will pay cash for any shares of Employee Stock or Options to be repurchased under this Section 4, payable by delivery of a check or wire transfer of funds in the amount of the aggregate purchase price of the Employee Stock or Options being purchased by the Company; PROVIDED, HOWEVER, that in the event that any such repurchase is prohibited by or would cause a default under any of the Company's or its Subsidiaries' agreements for borrowed money, the provisions of any preferred stock issuance by the Company or the Certificate of Designation, the Company may elect to pay for any shares of Employee Stock or Options to be repurchased through the delivery of a three year subordinated promissory note of the Company, which note shall accrue interest at 8% per annum, payable at maturity of the note, and shall be fully subordinated in right of payment, including, without limitation, payment upon maturity of such promissory note, and exercise of remedies to the lenders' rights under such agreements for borrowed money.

                  SECTION 5. RESTRICTIONS ON TRANSFER OF EMPLOYEE STOCK.

                  (a) RESTRICTIONS ON TRANSFER. Prior to the later to occur of
(i) January 16, 2003 and (ii) the consummation of a Qualified Public Offering, no Employee Stock or Options may be transferred except as provided in Section 5(b).

                  (b) CERTAIN PERMITTED TRANSFERS. Section 5(a) shall not apply to transfers of (i) Employee Stock by will or pursuant to applicable laws of descent and distribution or within an Employee Stockholder's family group; provided that, in connection with any such transfer, each such transferee (a "PERMITTED TRANSFEREE") agrees in writing to be bound by the provisions of this Agreement (ii) Employee Stock or Options pursuant to Section 4 (Repurchase Option) or (iii) Employee Stock pursuant to Section 8 (Sale of the Company),
Section 9 (Participation Rights) or Section 10(b) (Company Registration). Any shares of Employee Stock transferred to a Permitted Transferee shall continue to be Employee Stock for purposes of this Agreement. An Employee Stockholder's "FAMILY GROUP" means such Employee Stockholder's spouse and lineal descendants (whether natural or adopted) and any trust formed and maintained solely for the benefit of such Employee Stockholder, such Employee Stockholder's spouse or such Employee Stockholder's lineal descendants.

                  SECTION 6. RESTRICTIONS ON TRANSFER OF SG STOCK.

                  (a) RESTRICTIONS ON TRANSFER. Prior to the earlier to occur of
(i) January 16, 2003 and (ii) the consummation of a Qualified Public Offering, no SG Stock may be transferred except as set forth in Section 6(b).

                  (b) CERTAIN PERMITTED TRANSFERS. Section 6(a) shall not apply to transfers by SG of SG Stock (i) to any of its Affiliates who agree to become a party to, and to be bound to the same extent as its transferor by the terms of this Agreement (ii) pursuant to Section 8 (Sales of the Company), Section 9 (Participation Rights) or Section 10 (Registration Rights) or (iii) pursuant to
Section 6(c) hereof.

                  (c) RIGHT OF FIRST REFUSAL. SG may transfer its shares of Common Stock at any time provided that SG complies with the provisions of this
Section 6(c). SG agrees that if it or any of its Affiliates receives a bona fide offer (a "TRANSFER OFFER") to purchase any or all the SG Stock (the "TRANSFER SECURITIES") from any Person (the "OFFEROR") and intends to accept such offer, SG shall provide a written notice (the "TRANSFER NOTICE") of such Transfer Offer and the material terms thereof to the Company and Greenwich. The Transfer Notice shall also contain an irrevocable offer to sell the Transfer Securities to Greenwich (in a manner set forth below) at a price contained in, and upon substantially the same terms and conditions as the terms and conditions contained in, the Transfer Offer and shall identify the Offeror, the Transfer Securities, the price contained in the Transfer Offer and the other material terms and conditions of the Transfer Offer. At any time within 30 days after the date of the receipt by the Company and Greenwich of the Transfer Notice, Greenwich shall have the option to exercise its right to purchase (or assign its rights to one of its Affiliates) all of the Transfer Securities at the same price and on such substantially the same terms and conditions as the Transfer Offer, in which event Greenwich will be obligated to purchase the Transfer Securities in accordance with such terms within 60 days after the date of the receipt by the Company and Greenwich of the Transfer Notice. At the closing of such purchase, Greenwich or one or more of its Affiliates shall deliver a certified bank check or checks in the appropriate amount to SG against delivery of certificates or other instruments representing the Transfer Securities so purchased, appropriately endorsed by SG. If the Company or Greenwich or one or more of its Affiliates has not given notice of its intention to exercise such right to purchase within such 30 day period or has not tendered the purchase price for such Securities in the manner set forth above within such 60 day period, SG shall be free for a period of 60 days from the end of such 30 day or 60 day period, as the case may be, to transfer the Transfer Securities to the Offeror on terms which are no more favorable in any material respect to the transferee than the terms and conditions set forth in the Transfer Notice. If for any reason SG does not transfer the Transfer Securities to the Offeror on such terms and conditions or if SG wishes to sell the Transfer Securities on terms which are more favorable in any material respect to the transferee than those set forth in the Transfer Notice, the provisions of this Section 6(c) shall again be applicable to the Transfer Securities. SG shall cause the transferee of such shares to agree in writing to be bound by the provisions of this Agreement, and such shares of SG Stock shall continue to be SG Stock for purposes of this Agreement.

                  (d) SPONSOR LIQUIDITY EVENT. All transfers by SG shall be subject to Section 11.

                  SECTION 6A. RESTRICTIONS ON TRANSFER OF PREFERENCE STOCK AND FUTURE WARRANTS.

                  (a) No shares of Preference Stock may be transferred except as provided in the Certificate of Designation.

                  (b) No Future Warrants may be transferred except as provided in the Future Warrants.

                  SECTION 7. ADDITIONAL RESTRICTIONS ON TRANSFER.

                  (a) STOCK LEGEND. The certificates representing Stockholder Shares shall bear the following legends:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON OCTOBER 19, 1999, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION THEREUNDER.

         THE ISSUER WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OR SERIES OF SHARES AUTHORIZED TO BE ISSUED AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS.

                  (b) ADDITIONAL LEGENDS. The certificates representing SG Stock, Employee Stock and Preference Stock shall bear the following legend in addition to the legends set forth in Section 7(a) above:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO A STOCKHOLDERS AGREEMENT DATED AS OF OCTOBER 19, 1999 AMONG DAY INTERNATIONAL GROUP, INC. AND CERTAIN STOCKHOLDERS THEREOF, A COPY OF WHICH MAY BE OBTAINED WITHOUT CHARGE BY THE HOLDER HEREOF AT THE PRINCIPAL PLACE OF BUSINESS OF DAY INTERNATIONAL GROUP, INC.

                  (c) PREFERENCE STOCK LEGEND. The certificates representing Preference Stock shall bear the following legend in addition to the legends set forth in Sections 7(a) and 7(b) above:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO A CERTIFICATE OF DESIGNATION DATED AS OF OCTOBER 15, 1999, A COPY OF WHICH MAY BE OBTAINED WITHOUT

         CHARGE BY THE HOLDER HEREOF AT THE PRINCIPAL PLACE OF BUSINESS OF DAY INTERNATIONAL GROUP, INC.

                  (d) OPINION OF COUNSEL. No Employee Stockholder may sell, transfer or dispose of any such stock (other than pursuant to an effective registration statement under the Securities Act) without first delivering to the Company, if the Company so requests, an opinion of counsel reasonably acceptable in form and substance to the Company that registration under the Securities Act is not required in connection with such transfer.

                  SECTION 8. SALE OF THE COMPANY. If Greenwich approves the sale of the Company to an Independent Third Party, whether by merger, consolidation, sale of all or substantially all of its assets, sale of more than 50% of the outstanding voting securities of the Company or otherwise (an "APPROVED SALE"), the other holders of Stockholder Shares (the "OTHER STOCKHOLDERS") and the Preference Holders holding shares of Preference Stock shall consent to and raise no objections against such Approved Sale (and shall waive any rights of appraisal) and shall fully cooperate with and take all necessary and desirable actions in connection with the consummation of such Approved Sale, including without limitation executing a purchase and sale agreement in the form to be entered into by Greenwich. If the Approved Sale is structured as a sale of stock, the Other Stockholders shall agree to sell all of their shares of Common Stock and rights to acquire shares of Common Stock on the terms and conditions approved by the Board and Greenwich and the Preference Holders shall agree to sell all their shares of Preference Stock for the amount payable in cash to which they would be entitled upon an optional redemption of such Preference Stock (including any Early Redemption Premium). In calculating the Redemption Price for purposes of the preceding sentence, the Future Warrants component of the Base Redemption Amount, if any, shall be converted into cash in an amount equal to the Redemption Value (as defined in the Certificate of Designation) of the shares of Common Stock issuable upon exercise of the Future Warrants. The obligations of the Other Stockholders with respect to any Approved Sale are subject to the condition that (a) upon the consummation of such Approved Sale, all of the holders of Common Stock will receive the same form and amount of consideration per share of Common Stock as is received by Greenwich, or if Greenwich is given an option as to the form and amount of consideration to be received, all holders will be given the same option and (b) no stockholder shall be required to incur indemnification obligations which are joint and several (unless Greenwich and the Other Stockholders enter into a contribution agreement which effectively provides for several liability) or which are in excess of the net proceeds received by such stockholder in connection with such Approved Sale. The obligations of the Preference Holders holding Preference Shares with respect to any

Approved Sale are subject to the condition that (a) such Approved Sale is made in compliance with Section 11 hereof and (b) no stockholder shall be required to incur indemnification obligations which are joint and several (unless the Preference Holders enter into a contribution agreement which effectively provides for several liability) or which are in excess of the net proceeds received by such stockholder in connection with such Approved Sale.

                  SECTION 9. PARTICIPATION RIGHTS. Not less than 20 days prior to any proposed transfer (including by merger, consolidation or otherwise) of Common Stock by Greenwich, Greenwich shall deliver to the Other Stockholders a written notice (the "SALE NOTICE") specifying in reasonable detail the identity of the proposed transferee(s) and the terms and conditions of the proposed transfer. Any Other Stockholder may elect to participate in the proposed transfer by delivering to Greenwich a written notice of such election within the 10 business day period following delivery of the Sale Notice. If one or more Other Stockholders elect to participate in such transfer (the "PARTICIPATING STOCKHOLDERS"), Greenwich and each such Participating Stockholder will be entitled to sell in such proposed transfer, at the same price and on the same terms, a number of shares of Common Stock equal to the product of (i) the quotient determined by dividing the percentage of the Company's Common Stock then held by Greenwich or such Participating Stockholder, as the case may be, by the aggregate percentage of the Common Stock then held by Greenwich and all Participating Stockholders, multiplied by (ii) the number of shares of Common Stock to be sold in such proposed transfer. For purposes of this Section 9, the amount of Common Stock held by each Participating Stockholder who is an Employee Stockholder shall be deemed to include all shares of Common Stock acquirable pursuant to the exercise of Vested Options then held by such Participating Stockholder, PROVIDED that such Employee Stockholder exercises such Vested Options prior to or in connection with such transfer. The Participating Stockholders shall pay a pro rata portion of the transaction expenses associated with such transfer. Notwithstanding the foregoing, this Section 9 shall not apply to (A) with respect to Other Stockholders other than Preference Holders, transfers by Greenwich of up to an aggregate of 20% of the outstanding Common Stock, and (B) with respect to all Other Stockholders, (i) transfers by Greenwich to Affiliates of Greenwich, provided that each such Affiliate agrees in writing to be bound by the provisions of this Agreement binding Greenwich,
(ii) transfers pursuant to Rule 144 under the Securities Act (or any successor provision), (iii) transfers pursuant to Section 8, or (iv) transfers pursuant to
Section 10.

                  SECTION 10.       REGISTRATION RIGHTS.

                  (a) DEMAND REGISTRATION. (i) From and after the date hereof, the holders of a majority of the then outstanding Greenwich Stock shall have the right to require the Company to effect up to two registrations of their Common Stock on Form S-1 under the Securities Act and, if available, unlimited registrations on Form S-2 or S-3 under the Securities Act, (ii) from and after a Qualified Public Offering, SG shall have the right to require the Company to effect up to two registrations of Common Stock on Form S-2 or S-3 , and (iii) from and after a Qualified Public Offering, the holders of Warrant Shares shall have the right to require the Company to effect up to three registrations of Warrant Shares and Conversion Shares (any such registration, a "DEMAND REGISTRATION") (the Stockholder requesting such Demand Registration, the "REQUESTING STOCKHOLDER"), each such request to specify the intended method or methods of distribution thereof (which may include a distribution in an underwritten offering). Upon receipt of any request for a Demand Registration, the Company shall give prompt written notice of such request to each Stockholder, and, subject to the provisions set forth below, shall include in such Demand Registration all Stockholder Shares with respect to which the Company has received written requests for inclusion therein within 30 days after the delivery of the Company's notice (including shares covered by Vested Options to the extent that the Company receives appropriate assurances that such Options will be exercised upon effectiveness of such registration). If other shares of Common Stock are included in any Demand Registration that is not an underwritten offering, all Stockholder Shares included in such offering shall be sold prior to the sale of any of such other securities. If other shares of Common Stock are included in any Demand Registration that is an underwritten offering, and the managing underwriter for such offering advises the Company that in its opinion the number of securities to be included exceeds the number of securities which can be sold in such offering without adversely affecting the pricing or marketability thereof, the Company will include in such registration FIRST, the Stockholder Shares of the Requesting Stockholder, SECOND, the Stockholder Shares of Greenwich and SG, on a pro rata basis and THIRD, all other Stockholder Shares, pro rata among the holders thereof, based on the percentage of the outstanding Stockholder Shares held by each such Stockholder (assuming the exercise of all Vested Options held by participating Stockholders). The Company shall have the right to select the investment banker(s) and manager(s) to administer any Demand Registration that is an underwritten offering, subject to the approval of the holders of a majority of the Greenwich Stock to be included in such Demand Registration.

                  (b) COMPANY REGISTRATION. In the event that the Company proposes to register any Common Stock under the Securities Act in connection with a public offering (other than a Demand Registration) on any form (other than (i) a registration on Form S-4 or Form S-8 or (ii) a registration statement filed in connection with an exchange offer or an offering of securities solely to the Company's existing security holders) that would legally permit the inclusion of Stockholder Shares (any such registration, a "COMPANY REGISTRATION"), the Company shall give each of the Stockholders written notice thereof as soon as practicable but in no event less than 30 days prior to such registration, and shall include in such registration all Stockholder Shares requested in writing to be included therein (including shares covered by Vested Options to the extent that the Company receives appropriate assurances that such Options will be exercised upon effectiveness of such registration), subject to the limitations set forth in this Section 10(b). If in connection with such proposed registration the managing underwriter for such offering advises the Company that the number of Stockholder Shares requested to be included therein exceeds the number of shares that can be sold in such offering without affecting the pricing or marketability thereof, the Company will include in such registration to the extent of the number which the Company is so advised can be sold in such offering FIRST, the shares to be sold by the Company, SECOND, the Stockholder Shares of Greenwich and SG, on a pro rata basis and THIRD, all other Stockholder Shares, pro rata among the holders thereof, based on the number of shares of Common Stock held by such Stockholder (assuming the exercise of all Vested Options held by all participating Stockholders) and all other holders (other than the Company) exercising similar registration rights.

                  (c) MANAGEMENT PARTICIPATION. Notwithstanding the foregoing, the Employee Stockholders shall not be entitled to participate in a Demand Registration or a Company Registration pursuant to Sections 10(a) or 10(b), respectively, to the extent that the managing underwriter (or, in the case of an offering that is not underwritten, a nationally recognized investment banking firm) shall determine in good faith that the participation of management would adversely affect the marketability of the securities being sold by the Company in such registration.

                  (d) COSTS OF REGISTRATION. The Company shall bear the costs of each registration in which Stockholders participate pursuant to this Section 10, including the reasonable fees and expenses of one counsel for the selling Stockholders (to be selected by the holders of a majority of the Greenwich Stock to be included in such registration or, if no Greenwich Stock has been requested to be included, by the holders of a majority of the Stockholder Shares to be included in such registration) but excluding any underwriting discounts or commissions on the sale of Stockholder Shares or the fees and expenses of any additional counsel retained by the Stockholders. As a condition to the inclusion of Stockholder Shares in any registration, the participating Stockholder and the Company shall execute an underwriting agreement or similar agreement in a form reasonably acceptable to the Company and the underwriter(s), if any, for such offering containing customary indemnification and holdback provisions. Notwithstanding the foregoing, no

Stockholder shall be required to incur indemnification obligations which are in excess of the net proceeds received by such Stockholder pursuant to such registration or which relate to information not supplied by such Stockholder for inclusion in the registration statement.

                  (e) HOLDBACK AGREEMENT. If and whenever the Company proposes to register any of its Common Stock for its own account or for the account of any of its security holders under the Securities Act (other than on Forms S-4 or S-8 or any successor form) or is required to use its best efforts to effect the registration of any shares of Common Stock pursuant to Section 10(a) hereof, each Stockholder agrees not to effect any public sale or distribution, including any sale pursuant to Rule 144 under the Securities Act, of any Stockholder Shares within 30 days prior to and 90 days after the date of such offering (except as part of such offering) or such longer period as required by the underwriters of such offering, but in no event to exceed 120 days.

                  (f) REGISTRATION PROCEDURES. The Company shall enter into such agreements and take such other actions as the selling Stockholders or the underwriters reasonably request in order to expedite and facilitate the disposition of Stockholder Shares pursuant to this Section 10, including, without limitation, preparing for, and participating in, such number of "road shows" and all other customary selling efforts as the underwriters reasonably request in order to expedite and facilitate such disposition, and generally use its best efforts to take all other steps necessary to effect the registration of such Stockholder Shares.

                  (g) OTHER LIMITATIONS. Notwithstanding any other provision of this Section 10, (i) the Company shall not be required to include Stockholder Shares in a registration that relates to the Company's initial public offering of Common Stock if no Greenwich Stock or SG Stock is sold in such offering, (ii) the Company shall not be required to include in any registration pursuant to this Section 10 any Stockholder Shares (other than any Greenwich Stock or SG Stock in the case of a Demand Registration) that are then eligible for transfer pursuant to Rule 144 under the Securities Act or may otherwise be freely transferred without registration under the Securities Act, (provided that the Company shall be required to include such shares of the Preference Holders unless such shares are eligible for transfer under Rule 144(k)) .

                  SECTION 11. SPONSOR LIQUIDITY EVENT. The Stockholders agree that, in the event of a sale (whether by merger, consolidation, sale of all or substantially all of the Company's assets, sale of any outstanding voting securities or otherwise) of Common Stock by Greenwich or SG to an Independent Third Party (other than one or more sales, each one of up to 250 shares of Common Stock, to Employee Stockholders) or any other event with respect to which Greenwich or SG would be entitled to receive liquidating distributions with respect to Common Stock held by either of them (whether as a result of an Approved Sale or otherwise) (a "SPONSOR LIQUIDITY EVENT"), any Sponsor Liquidity Event shall be structured in such a way that the Preference Holders are entitled to sell all of their shares of Preference Stock which are not converted into Common Stock by the Company pursuant to the Certificate of Designation at or prior to such Sponsor Liquidity Event for cash for an amount equal to the cash Redemption Price as of the date of the Sponsor Liquidity Event (including any applicable Early Redemption Premium (as defined in the Certificate of Designation)). In calculating the Redemption Price for purposes of the preceding sentence, the Future Warrants component of the Base Redemption Amount, if any, shall be converted into cash in an amount equal to the Redemption Value (as defined in the Certificate of Designation) of the shares of Common Stock issuable upon exercise of the Future Warrants. Neither Greenwich nor SG may receive any distribution in respect of Common Stock as a result of a Sponsor Liquidity Event unless and until the holders of Preference Stock receive payment in full in cash of the Redemption Price (including any applicable Early Redemption Premium) then payable for the Preference Stock held by such holders of Preference Stock, or until such shares of Preference Stock have been converted pursuant to paragraph (g) of the Certificate of Designation.

                  SECTION 12. ASSIGNMENT OF RIGHTS; REPRESENTATIONS ON SALE. The Company may assign to Greenwich and SG (on a pro rata basis) or one or more third parties its right to repurchase shares of Employee Stock pursuant to
Section 4, subject only to compliance with applicable securities laws. To the extent that an Employee Stockholder purchased Employee Stock with a promissory note that has not been repaid in full, the Company may apply the unpaid principal balance of such promissory note and accrued and unpaid interest thereon to a reduction of the repurchase price for such Employee Stock. The purchasers of Employee Stock pursuant to Section 4 shall be entitled to receive customary representations and warranties from the seller regarding the seller's good title to, and freedom from liens, encumbrances and restrictions on the sale of, such Employee Stock.

                  SECTION 13. EQUITY ISSUANCES. The Company shall not issue additional equity Securities to Greenwich or any of its Affiliates unless, prior to such issuance, the Company notifies SG in writing thereof and grants to SG the right, which SG may assign to any of its Affiliates, to subscribe for and purchase such additional shares or units of securities so issued at the same price and upon the same terms and conditions as those to be issued to Greenwich or any of its Affiliates and in an amount equal to the product of (a) the amount of equity securities proposed to be issued to Greenwich or any of its

Affiliates times (b) the quotient of the number of shares of Common Stock owned by SG and its Affiliates, on a fully-diluted basis, divided by the number of shares of Common Stock owned by SG, Greenwich and their respective Affiliates, on a fully-diluted basis. If requested by SG, the Company will issue to SG (or any Affiliate designated by SG) a different class of such equity securities which is identical to those proposed to be issued but non-voting and convertible into those equity securities which Greenwich is purchasing.

                  SECTION 14. TRANSFERS IN VIOLATION OF AGREEMENT. Any transfer or attempted transfer of any Stockholder in violation of this Agreement shall be void, and the Company shall not be obligated to record such transfer on its books or treat any purported transferee of such Stockholder Shares as the owner of such shares for any purpose.

                  SECTION 15 NEW EMPLOYEE STOCKHOLDERS. Each Stockholder hereby agrees that any employee of the Company or any of its subsidiaries who after the date of this Agreement is offered shares of Common Stock or Options shall, as a condition precedent to the acquisition of such shares of Common Stock or Options, as the case may be, become a party to this Agreement by executing the same. Upon such execution and delivery, such employee shall be an Employee Stockholder for all purposes of this Agreement.

                  SECTION 16. AMENDMENT AND WAIVER. Except as otherwise provided herein, no amendment or waiver of any provision of this Agreement shall be effective against the Company or Stockholders unless such amendment or waiver is approved in writing by the Company, Greenwich, SG, the holders of at least a majority of the then outstanding Employee Stock and the holders of at least a majority of the then outstanding shares held by the Preference Holders, respectively. The failure of any party to enforce any provision of this Agreement shall not be construed as a waiver of such provision and shall not affect the right of such party thereafter to enforce each provision of this Agreement in accordance with its terms.

                  SECTION 17. SEVERABILITY. If any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

                  SECTION 18. ENTIRE AGREEMENT. Except as otherwise expressly set forth herein, this document, embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

                  SECTION 19. SUCCESSORS AND ASSIGNS. This Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns. Prior to any permitted transfer of any shares of SG Stock, Employee Stock, Preference Stock, Warrant Shares or Conversion Shares, SG, the applicable Employee Stockholder or Preference Holder, as the case may be, will cause the transferee of such shares to agree in writing to be bound by the provisions of this Agreement and such shares of SG Stock, Employee Stock, Preference Stock, Warrant Shares or Conversion Shares will continue to be SG Stock, Employee Stock, Preference Stock, Warrant Shares or Conversion Shares, respectively, for purposes of this Agreement.

                  SECTION 20. COUNTERPARTS. This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

                  SECTION 21. REMEDIES. The Company and the Stockholders shall be entitled to enforce their rights under this Agreement specifically to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the Company or any Stockholder may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

                  SECTION 22. NOTICES. Any notice provided for in this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered, or mailed, certified or registered mail (postage prepaid) or sent by reputable next-day or overnight mail courier service (charges prepaid) or sent by fax to the Company, Greenwich or SG at the addresses set forth below, to any Preference Holder at the address and fax number indicated in Schedule A hereto, and to any Employee Stockholder at the address indicated on Schedule hereto and to any subsequent holder of Stockholder Shares subject to this Agreement at such address as indicated by the Company's records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

         (a)      If to the Company, to:

                  Day International Group, Inc.
                  130 West Second Street
                  Suite 1700
                  Dayton, OH 45402
                  Fax:  (937) 226-0052
                  Attention:  David B. Freimuth

                  with a copy to:

                  Greenwich Street Capital Partners, Inc.
                  388 Greenwich Street
                  New York, New York  10033
                  Fax:  (212) 816-0166
                  Attention: Christine K. Vanden Beukel

                  and a copy to:

                  Debevoise & Plimpton
                  875 Third Avenue
                  New York, New York  10022
                  Fax:  (212) 909-6836
                  Attention:  Andrew L. Sommer, Esq.

         (b)      If to Greenwich, to:

                  Greenwich Street Capital Partners, Inc.
                  388 Greenwich Street, 36th Floor
                  New York, New York  10013
                  Fax:  (212) 816-0166
                  Attention:  Christine K. Vanden Beukel

                  With a copy to:

                  Debevoise & Plimpton
                  875 Third Avenue
                  New York, New York  10022
                  Fax:  (212) 909-6836
                  Attention:  Andrew L. Sommer, Esq.

         (c)      If to SG, to:

                  SG Capital Partners, LLC
                  1221 Avenue of the Americas
                  New York, New York  10020
                  Fax:  (212) 278-5454
                  Attention:  James N. Lane

                  With a copy to:

                  Kirkland & Ellis
                  153 East 53rd Street
                  New York, New York  10022
                  Fax:  (212) 446-4900
                  Attention:  John L. Kuehn, Esq.

All such notices, requests, demands, waivers and other communications shall be deemed to have been received (A) if by personal delivery on the day after such delivery, (B) if by certified or registered mail, on the fifth business day after the mailing thereof, (C) if by next-day or overnight mail or delivery, on the day delivered, or (D) if by fax, on the next day following the day on which such fax was sent, provided that a copy is also sent by certified or registered mail.

                  SECTION 23. GOVERNING LAW. This Agreement and the rights and obligations of the parties hereunder and the Persons subject hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware, without giving effect to the conflicts of laws principles thereof.

                  SECTION 24. DESCRIPTIVE HEADINGS. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

                  SECTION 25. TERMINATION; SURVIVAL. Sections 3, 6, 8 and 9 hereof shall terminate on the date on which Greenwich collectively holds less than 20% of the outstanding Common Stock of the Company. Section 4 hereof shall terminate upon the occurrence of a Qualified Public Offering. Any Stockholder that ceases to own any equity securities of the Company shall cease to be bound by this Agreement; PROVIDED, HOWEVER, that any transfer of such securities was made in accordance with this Agreement and PROVIDED, FURTHER, any Employee Stockholder transferring any shares of Employee Stock to a Permitted Transferee shall remain subject to this Agreement with respect to such shares.

                  IN WITNESS WHEREOF, the parties have executed this Stockholders Agreement as of the date first above written.

                                 GREENWICH IV LLC


                                 By: /s/ Christine K. Vanden Beukel
                                    --------------------------------------------
                                     Name: Christine K. Vanden Beukel
                                     Title: Managing Director


                                 SGC PARTNERS I LLC


                                 By: /s/ Elan Schultz
                                    --------------------------------------------
                                     Name: Elan Schultz
                                     Title: Vice President



                                 EMPLOYEE STOCKHOLDERS:



                                 /s/ Dennis R. Wolters
                                 -----------------------------------------------
                                 Dennis R. Wolters



                                 /s/ David B. Freimuth
                                 -----------------------------------------------
                                 David B. Freimuth

                                 /s/ Christian Baldermann
                                 -----------------------------------------------
                                 Christian Baldermann



                                 /s/ John R. Elia
                                 -----------------------------------------------
                                 John R. Elia



                                 /s/ Michael E. Mclean
                                 -----------------------------------------------
                                 Michael E. McLean



                                 /s/ Dermot Healy
                                 -----------------------------------------------
                                 Dermot Healy



                                 /s/ Dwaine R. Brooks
                                 -----------------------------------------------
                                 Dwaine R. Brooks



                                 /s/ William M. Howle
                                 -----------------------------------------------
                                 William M. Howle



                                 /s/ William B. Branson
                                 -----------------------------------------------
                                 William B. Branson



                                 /s/ Michael P. Neroni
                                 -----------------------------------------------
                                 Michael P. Neroni

                                 /s/ Edward P. Dzierzynski
                                 -----------------------------------------------
                                 Edward P. Dzierzynski



                                 /s/ Jean Boret
                                 -----------------------------------------------
                                 Jean Boret



                                 /s/ Lawrence E. Gates
                                 -----------------------------------------------
                                 Lawrence E. Gates



                                 /s/ Thomas Powlas
                                 -----------------------------------------------
                                 Thomas Powlas



                                 /s/ Mario Stevenel
                                 -----------------------------------------------
                                 Mario Stevenel

                                 /s/ Thomas J. Koenig
                                 -----------------------------------------------
                                 Thomas J. Koenig




                                 /s/ Michael Whelchel
                                 -----------------------------------------------
                                 Michael Whelchel




                                 /s/ Martin J. Nacrelli
                                 -----------------------------------------------
                                 Martin J. Nacrelli




                                 /s/ Jerry Michael Treadway
                                 -----------------------------------------------
                                 Jerry Michael Treadway




                                 /s/ Julio E. Vela
                                 -----------------------------------------------
                                 Julio E. Vela




                                 /s/ Steven F. Skerl
                                 -----------------------------------------------
                                 Steven F. Skerl

                                 PREFERENCE HOLDERS:

                                 QUANTUM INDUSTRIAL PARTNERS LDC


                                 By: /s/ Michael C. Neus
                                     -------------------------------------------
                                     Name: Michael C. Neus
                                     Title: Attorney-in-Fact


                                 SFM DOMESTIC INVESTMENTS LLC


                                 By: /s/ Michael C. Neus
                                     -------------------------------------------
                                     Name: Michael C. Neus
                                     Title: Attorney-in-Fact

                                 GREENWICH STREET CAPITAL PARTNERS, L.P.


                                 By: /s/ Eric Bomze
                                     -------------------------------------------
                                     Name: Eric Bomze
                                     Title: Vice President

                                 TRV EMPLOYEES FUND, L.P.


                                 By: /s/ Eric Bomze
                                     -------------------------------------------
                                     Name: Eric Bomze
                                     Title: Vice President


                                 GREENWICH STREET CAPITAL OFFSHORE FUND, LTD.


                                 By: /s/ Eric Bomze
                                     -------------------------------------------
                                     Name: Eric Bomze
                                     Title: Vice President


                                 THE TRAVELERS INSURANCE COMPANY


                                 By: /s/ F. Denney Voss
                                     -------------------------------------------
                                     Name: F. Denney Voss
                                     Title: Senior Vice President


                                 THE TRAVELERS LIFE AND ANNUITY COMPANY


                                 by /s/ F. Denney Voss
                                     -------------------------------------------
                                    Name: F. Denney Voss
                                    Title: Senior Vice President

                                 UNIONE ITALIANA (U.K.) REINSURANCE
                                 COMPANY LIMITED


                                 By: /s/ Robert Hamwee
                                     -------------------------------------------
                                     Name: Robert Hamwee
                                     Title: Managing Director


                                 THE COMPANY:

                                 DAY INTERNATIONAL GROUP, INC.


                                 By: /s/ Christine K. Vanden Beukel
                                     -------------------------------------------
                                     Name: Christine K. Vanden Beukel
                                     Title: Secretary

Copies of Schedule A (Name and Address of Preference Holders) and Schedule B (Name and Address of Employee Stockholders) will be furnished supplementally to the SEC upon request.